CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated October 12, 1999, relating to the financial statements and financial highlights appearing in the August 31, 1999 Annual Report to Shareholders of Liberty Short Term Government Fund (formerly Colonial Short Duration US Government Fund) and Liberty Intermediate Government Fund (formerly Colonial Intermediate US Government Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information of Liberty Short Term Government Fund and Liberty Intermediate Government Fund dated January 1, 2000, which have also been incorporated by reference into the Registration Statement.




/s/Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 2, 2000